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                                                                    Exhibit 11


                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY  DILUTED EARNINGS PER SHARE
        THREE MONTHS AND SIX MONTHS ENDED JUNE 29, 1996 AND JULY 1, 1995


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

                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                         June 29, 1996  July 1, 1995  June 29, 1996  July 1, 1995
                                         -------------  ------------  -------------  ------------

Primary Earnings Per Share:
- ---------------------------
Net income                                 $13,081,000   $ 9,715,000    $25,361,000   $18,751,000
                                           -----------   -----------    -----------   -----------

Weighted average common
 shares outstanding                         16,534,000    16,695,000     16,534,000    16,695,000

Net common shares issuable in respect
 to common stock equivalents, with
 a dilutive effect                              50,000        81,000         12,000        57,000
                                           -----------   -----------    -----------   -----------

Total weighted average common and
 common share equivalents                   16,584,000    16,776,000     16,546,000    16,752,000

Primary earnings per common share          $      0.79   $      0.58    $      1.53   $      1.12




Fully Diluted Earnings Per Share:
- ---------------------------------------

Net income                                 $13,081,000   $ 9,715,000    $25,361,000   $18,751,000
                                           -----------   -----------    -----------   -----------


Weighted average common
 shares outstanding                         16,534,000    16,695,000     16,534,000    16,695,000

Net common shares issuable in respect
 to common stock equivalents, with
 a dilutive effect                              65,000        94,000         25,000        67,000
                                           -----------   -----------    -----------   -----------

Total weighted average common and
 common share equivalents                   16,599,000    16,789,000     16,559,000    16,762,000

Fully diluted earnings per common share    $      0.79   $      0.58    $      1.53   $      1.12
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